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                                   SCHEDULE 21

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                                  SUBSIDIARIES

ENTITY NAME:                                                  ORGANIZED IN:    D/B/A
------------                                                  -------------    -----

Western CLEC Corporation                                      Delaware         Business Services by Cellular One,
                                                                               Hendrix, Yuma 2-Way
Western COG Corporation                                       Delaware         n/a
WWC CLEC Holding Corporation                                  Delaware         n/a
WWC Holding Co., Inc.                                         Delaware         Cellular One
WWC License Holding LLC                                       Delaware         n/a
WWC License LLC                                               Delaware         Cellular One
WWC Paging Corporation                                        Washington       Telewaves, Paging by Cellular One
WWC Systems Purchasing Corporation                            Delaware         n/a
WWC Texas RSA Holding Corporation                             Delaware         n/a
WWC Texas RSA Limited Partnership                             Delaware         Cellular One
ACG Telesystems Ghana LLC                                     Delaware         n/a
CCIH, L.L.C.                                                  Delaware         n/a
Communications Cellulaire d'Haiti, S.A.                       Haiti            n/a
Islandia ehf                                                  Iceland          n/a
Meteor Mobile Communications                                  Ireland          n/a
NuevaTel S.A.                                                 Bolivia          n/a
TAL hf                                                        Iceland          n/a
Western Telesystems Ghana Limited                             Ghana            n/a
Western Wireless International Bolivia Corporation            Delaware         n/a
Western Wireless International Corporation                    Delaware         n/a
Western Wireless International Croatia Corporation            Delaware         n/a
Western Wireless International d.o.o.                         Slovenia         n/a
Western Wireless International Georgia Corporation            Delaware         n/a
Western Wireless International Ghana Corporation              Delaware         n/a
Western Wireless International Haiti Corporation              Delaware         n/a
Western Wireless International Iceland Corporation            Delaware         n/a
Western Wireless International Ireland Corporation            Ireland          n/a
Western Wireless International Ivory Coast Corporation        Delaware         n/a
Western Wireless International Ivory Coast II Corporation     Delaware         n/a
Western Wireless International Latvia Corporation             Delaware         n/a
Western Wireless International Paraguay Corporation           Delaware         n/a
Western Wireless International Slovenia Corporation           Delaware         n/a
Western Wireless International Slovenia II Corporation        Delaware         n/a
Western Wireless International Trinidad Tobago Corporation    Delaware         n/a
Western Wireless International Venezuela Corporation          Delaware         n/a
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